Exhibit 99.1

Speed Commerce Reports Record Revenues and Adjusted EBITDA from Continuing Operations for Fiscal Fourth Quarter and Full Year 2014 Results

Investments in Capacity and Capabilities Sets Stage for Continued Growth in Fiscal 2015

DALLAS, TX – June 16, 2014 – Speed Commerce, Inc. (NASDAQ: SPDC), a vertically integrated, omni-channel platform of e-commerce services, reported financial results for its fiscal fourth quarter and year ended March 31, 2014. The following figures exclude results from the Company’s retail distribution segment which was reclassified into discontinued operations in the fourth quarter of 2014.

Fiscal Q4 2014 Highlights vs. Same Year-Ago Quarter

●	Net revenues increased 12% to $23.9 million
●	Adjusted gross profit increased 160 basis points to 22.3%
●	Adjusted EBITDA was $4.7 million versus $1.3 million

Fiscal 2014 Highlights vs. Fiscal 2013

●	Net revenues increased 96% to $107.1 million
●	Adjusted gross profit increased 760 basis points to 25.5%
●	Adjusted EBITDA was $12.3 million versus $67,000

Fiscal Q4 2014 Financial Results from Continuing Operations

Net revenues in the fiscal fourth quarter of 2014 increased 12% to a record $23.9 million from $21.4 million in the year-ago quarter.

Adjusted gross profit increased 160 basis points to 22.3% compared to 20.7% in the year-ago quarter (see, “Use of Non-GAAP Financial Information,” below for further discussion about this and other non-GAAP measures). This improvement was primarily due to greater efficiencies realized from new warehouse automation equipment installed in the fiscal third quarter of 2014.

Total adjusted operating expenses (a non-GAAP measure) decreased to $2.9 million from $3.9 million in the year-ago quarter. As a percentage of net revenues, adjusted operating expenses were 12.0% compared to 18.2% in the year-ago quarter. Approximately $0.8 million of the adjusted operating expenses in the fourth quarter was due to the inclusion of corporate overhead previously allocated to the company’s retail distribution business which has been reclassified into continuing operations.

Net loss from continuing operations was $2.4 million or $(0.04) per diluted share, compared to a net loss from continuing operations of $14.4 million or $(0.26) per diluted share in the year-ago quarter.

Adjusted EBITDA (a non-GAAP measure) increased significantly to $4.7 million compared to $1.3 million in the year-ago quarter. Excluding the portion of corporate overhead costs previously allocated to discontinued operations, adjusted EBITDA in the fourth quarter was $5.5 million.

Fiscal 2014 Financial Results from Continuing Operations

Net revenues in fiscal 2014 increased 96% to a record $107.1 million from $54.5 million in fiscal 2013.

Adjusted gross profit in 2014 increased 760 basis points to a record 25.5% compared to 17.9% in 2013. This improvement was primarily due to better utilization realized from new warehouse automation equipment installed in the third fiscal quarter of 2014, as well as other efficiencies, such as the consolidation of the company’s e-commerce fulfillment activities into their Columbus and Dallas facilities.

Total adjusted operating expenses increased to $21.8 million from $11.5 million in 2013. As a percentage of net revenues, adjusted operating expenses decreased to 20.4% compared to 21.1% in 2013. Approximately $3.5 million of the increase in adjusted operating expenses was due to the inclusion of corporate overhead previously allocated to the company’s retail distribution business which has been reclassified into continuing operations.

Net loss from continuing operations in 2014 was $7.9 million or $(0.13) per diluted share, compared to a net loss from continuing operations of $17.9 million or $(0.41) per diluted share in 2013.

Adjusted EBITDA in 2014 was a record $12.3 million compared to $67,000 in 2013. Excluding the corporate overhead costs previously allocated to discontinued operations, adjusted EBITDA totaled $15.8 million.

Management Commentary

“2014 was a transformative year for Speed Commerce,” said Richard Willis, president and CEO of Speed Commerce. “We produced record results as we accelerated our transition to a pure-play e-commerce services provider. Our results clearly demonstrate the success of our corporate strategy and reflect how we have invested and continue to invest in building our capabilities in e-commerce. This has resulted in our customers benefiting from powerful and innovative e-commerce solutions that only Speed can deliver.

“Such investments have included building out a new 770,000 square foot facility in Ohio that is two and a half times the capacity of the previous facility, and it allows for expansion to an additional 500,000 square feet as needed. The build-out includes nearly $6.5 million in state-of-the art equipment that automates the facility and gives us the designed capacity to double the overall volume handled by our distribution centers.

“During the year, we also moved our headquarters to Dallas and consolidated our e-commerce fulfillment activities into our Columbus and Dallas facilities, which increased our operating efficiencies. We expanded our IT infrastructure to allow for continued growth and made the initial investments in our new SARA X web product that we premiered at the Internet Retailer Conference last week.

“Our pipeline of potential business is now at an all-time high, with 11 new customer websites scheduled to go live in fiscal 2015. This is more than three times the number of new customer website implementations in all of fiscal 2014. To support our growth, we bolstered our senior management team by adding Terry Tuttle as our new CFO, Jyoti Lynch as CIO, and Todd Cameron as VP of sales and marketing.

“In fiscal 2015, we will continue to aggressively pursue new e-commerce clients and expand upon our strong base, while working diligently to further streamline costs. We will continue to execute on our acquisition strategy and we are excited by an expanding field of opportunities. As we move through 2015, we look forward to further realizing the benefits of scale and integration as a leading provider of e-commerce services.”

Fiscal 2015 Outlook

Speed Commerce expects fiscal 2015 net revenues to range between $135 million to $145 million, which represents an increase of 26% to 36%. The Company expects adjusted EBITDA to range between $17 and $20 million, which represents an increase of 38% to 62%.

Conference Call

Speed Commerce will host a conference call today, June 16, 2014 at 11:00 a.m. Eastern time to discuss these results. President and CEO Richard Willis and CFO Terry Tuttle will host the call, followed by a question and answer period.

Date: Monday, June 16, 2014

Time: 11:00 a.m. Eastern time (10:00 a.m. Central time)

Toll free dial-in number: 1-888-455-2263

International dial-in number: 1-719-325-2215

Conference ID: 7919739

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=109411 and via the investor relations section of the Speed Commerce website at www.speedcommerce.com.

A replay of the conference call will be available after 2:00 p.m. Eastern time on the same day through June 30, 2014.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 7919739

About Speed Commerce

Speed Commerce, Inc. (NASDAQ: SPDC) provides a vertically integrated, omni-channel platform of e-commerce services and distribution solutions to retailers and consumer goods manufacturers. The company uniquely offers the combination of retail distribution programs, web site development and hosting, customer care, e-commerce fulfillment and third party logistics services. For additional information, please visit the company's website at www.speedcommerce.com.

Use of Non-GAAP Information

In evaluating the company’s financial performance and operating trends, management considers information concerning the company’s net sales, adjusted gross margins, adjusted operating expenses, and adjusted EBITDA, among other items, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the company’s website at www.speedcommerce.com.

Important Cautions Regarding Forward Looking Statements

The statements in this press release, including the anticipated results of the company’s fourth quarter of fiscal year 2014 and the full fiscal year 2014 discussed herein, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. These forward-looking statements are subject to risks and uncertainties, and the actual results that the company achieves, or reports in its Form 10-K in connection with these periods, may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: the company has yet to complete is fiscal year 2014 audit and the conclusion of that audit could result in the determination that its financial results differed from those discussed in these forward-looking statements; difficult economic conditions that adversely affect the company’s customers, clients and vendors; the company’s revenues being derived from a small group of customers and clients; pending or prospective litigation may subject the company to significant costs; the seasonal nature of the company’s business; the company’s ability to adapt to the changing demands of its clients, customers or vendors; the potential for the company to incur significant costs and to experience operational and logistical difficulties in connection with its information technology systems and fulfillment infrastructure; the company’s dependence on significant clients and vendors; the company’s ability to meet significant working capital requirements; and the company’s ability to compete effectively in the highly competitive markets that it serves. In addition to these, a detailed statement of risks and uncertainties is contained in the company’s reports to the U.S. Securities and Exchange Commission (the “SEC”), including, in particular, the company’s proxy materials, the company’s Form 10-K filings, as well as its other SEC filings and public disclosures.

Investors and shareholders are urged to read this press release carefully. The company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release, including those with respect to the anticipated results of the company’s fourth quarter of fiscal year 2014 and the full fiscal year 2014, will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at www.sec.gov or at one of the SEC’s other public reference rooms in Washington, D.C., New York, New York or Chicago, Illinois. Please contact the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.

SPEED COMMERCE, INC.

Consolidated Condensed Balance Sheets

(In thousands)

	(Audited)
	March 31,	March 31,
	2014	2013
Assets:
Current assets:
Cash	$13	$91
Accounts receivable, net	18,527	14,899
Prepaid expenses	1,000	609
Assets of discontinued operations	102,278	104,964
Deferred costs	1,708	483
Total current assets	123,526	121,046
Property and equipment, net	15,409	8,625
Goodwill and intangible assets, net	50,261	53,204
Assets of discontinued operations	7,578	11,448
Other assets	5,914	1,968
Total assets	$202,688	$196,291
Liabilities and shareholders’ equity:
Current liabilities:
Accounts payable	$12,683	$11,134
Accrued expenses	1,730	1,924
Revolving line of credit	38,362	23,884
Liabilities related to assets of discontinued operations	88,132	98,743
Other	5,639	2,834
Total current liabilities	146,546	138,519
Long-term liabilities:
Liabilities related to assets of discontinued operations	7	699
Other liabilities	4,740	3,390
Total liabilities	151,293	142,608
Shareholders’ equity	51,395	53,683
Total liabilities and shareholders’ equity	$202,688	$196,291

SPEED COMMERCE, INC.

Consolidated Statements of Operations and Comprehensive (Loss)

(In thousands, except per share amounts)

	(Unaudited)
	Three months ended March 31,		Twelve months ended March 31,
	2014	2013	2014	2013
Net revenues	$23,925	$21,435	$107,079	$54,500
Cost of revenues	21,132	17,001	88,972	44,734
Gross profit	2,793	4,434	18,107	9,766
Operating expenses:
Selling and marketing	813	689	2,692	1,621
General and administrative	976	3,808	12,512	11,093
Information technology	705	493	2,780	1,059
Depreciation and amortization	1,848	508	5,848	1,101
Total operating expenses	4,342	5,498	23,832	14,874
Income (loss) from operations	(1,549)	(1,064)	(5,725)	(5,108)
Other income (expense):
Interest expense, net	(629)	(431)	(1,859)	(1,017)
Other income (expense), net	(3)	11	5	(98)
Income (loss) from operations, before income tax	(2,181)	(1,484)	(7,579)	(6,223)
Income tax expense	(237)	(12,873)	(290)	(11,699)
Net loss from continuing operations	(2,418)	(14,357)	(7,869)	(17,922)
Discontinued operations:
Income (loss) from discontinued operations, net of tax	(16,564)	(190)	(18,697)	6,125
Net loss	$(18,982)	$(14,547)	$(26,566)	$(11,797)

Basic net loss per common share
Continuing operations	$(0.04)	$(0.26)	$(0.13)	$(0.41)
Discontinued operations	(0.25)	(0.00)	(0.31)	0.14
Net loss	$(0.29)	$(0.26)	$(0.44)	$(0.27)

Diluted net loss per common share
Continuing operations	$(0.04)	$(0.26)	$(0.13)	$(0.41)
Discontinued operations	(0.25)	(0.00)	(0.31)	0.14
Net loss	$(0.29)	$(0.26)	$(0.44)	$(0.27)

Weighted average shares outstanding:
Basic	65,187	55,080	60,775	43,529
Diluted	65,187	55,080	60,775	43,529

Other comprehensive loss:
Net unrealized gain on foreign exchange rate translation, net of tax	284	196	439	345
Comprehensive loss	$(18,698)	$(14,351)	$(26,127)	$(11,452)

SPEED COMMERCE, INC.

Supplemental Information

(In thousands)

(Unaudited)

Adjusted Pro Forma (Loss) Before Income Tax for the Three Months Ended March 31,

	GAAP Information				Adjusted Pro Forma Information
	Three Months Ended March 31,				Three Months Ended March 31,
	2014	% of sales	2013	% of sales	2014	% of sales	2013	% of sales
Net revenues	$23,925		$21,435		$23,925		$21,435
Gross profit (1)	2,793	11.7%	4,434	20.7%	5,337	22.3%	4,434	20.7%
Operating expenses (2)	4,342	18.1%	5,498	25.6%	2,874	12.0%	3,905	18.2%
Income (loss) from operations	(1,549)		(1,064)		2,463		529
Other expense, net	(632)		(420)		(632)		(420)
Income (loss) before income tax	$(2,181)		$(1,484)		$1,831		$109

	Three Months Ended March 31,
	2014		2013

(1) Pro forma adjustments to gross profit consist of the following:
Transaction and transition costs	$2,544		$-

Total adjustments	$2,544		$-

(2) Pro forma adjustments to operating expenses consist of the following:
Transaction and transition costs	$1,468		$1,593

Total adjustments	$1,468		$1,593

SPEED COMMERCE, INC.

Supplemental Information

(In thousands)

(Unaudited)

Adjusted Pro Forma (Loss) Before Income Tax for the Year Ended March 31,

	GAAP Information				Adjusted Pro Forma Information
	Year Ended March 31,				Year Ended March 31,
	2014	% of sales	2013	% of sales	2014	% of sales	2013	% of sales
Net revenues	$107,079		$54,500		$107,079		$54,500
Gross profit (1)	18,107	16.9%	9,766	17.9%	27,271	25.5%	9,766	17.9%
Operating expenses (2)	23,832	22.3%	14,874	27.3%	21,823	20.4%	11,495	21.1%
Income (loss) from operations	(5,725)		(5,108)		5,448		(1,729)
Other expense, net	(1,854)		(1,115)		(1,854)		(1,115)
Income (loss) before income tax	$(7,579)		$(6,223)		$3,594		$(2,844)

	Twelve Months Ended March 31,
	2014		2013

(1) Pro forma adjustments to gross profit consist of the following:
Transaction and transition costs	$9,164		$-

Total adjustments	$9,164		$-

(2) Pro forma adjustments to operating expenses consist of the following:
Transaction and transition costs	$2,009		$3,379

Total adjustments	$2,009		$3,379

SPEED COMMERCE, INC.

Supplemental Information

(In thousands)

(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months
	March 31,
	2014	2013
Net loss from continuing operations, as reported	$(2,418)	$(14,357)
Interest expense, net	629	431
Income tax expense	237	12,873
Depreciation and amortization	1,848	508
Share-based compensation	389	214
Transaction and transition costs	4,012	1,593
Adjusted EBITDA	$4,697	$1,262

	Twelve Months
	March 31,
	2014	2013
Net loss from continuing operations, as reported	$(7,869)	$(17,922)
Interest expense, net	1,859	1,017
Income tax expense	290	11,699
Depreciation and amortization	5,848	1,101
Share-based compensation	1,042	793
Transaction and transition costs	11,173	3,379
Adjusted EBITDA	$12,343	$67

Investor Relations

Liolios Group, Inc.

Cody Slach

1-949-574-3860

SPDC@liolios.com